Exhibit 20.1


                                                         [HANOVER DIRECT LOGO]
FOR IMMEDIATE RELEASE

CONTACT:   Hanover Direct, Inc                            The MWW Group
           Edward M. Lambert                              Rich Tauberman
           E.V.P & Chief Financial Officer                Tel: (201) 507-9500
           Tel: (201) 272-3325


    HANOVER DIRECT ANNOUNCES DATE AND TIME FOR FISCAL 2002 FULL YEAR RESULTS
                                CONFERENCE CALL

EDGEWATER, NJ, March 19, 2003 -Hanover Direct, Inc. today announced that a conference call with the management of Hanover Direct, Inc. to review the Fiscal 2002 full year operating results and ongoing strategic restructuring activities will be held on WEDNESDAY, MARCH 26, 2003 at 10 a.m. Eastern Standard Time. If you would like to participate in the call, please call 877-715-5321 (domestic) and 973-935-8506 (International) between 9:50 a.m. and 9:55 a.m. Eastern Time. The call will begin promptly at 10:00 a.m. Eastern Standard Time. A re-play of the conference will be available from 12:00 p.m. Eastern Standard Time on Wednesday, March 26, 2003 until 12:00 p.m. Eastern Standard Time on March 27, 2003 and can be accessed by calling 877-519-4471 (domestic) and 973-341-3080 (International) and entering the Reservation No.: 3813423.

ABOUT HANOVER DIRECT, INC.

Hanover Direct, Inc. (AMEX: HNV) and its business units provide quality, branded merchandise through a portfolio of catalogs and e-commerce platforms to consumers, as well as a comprehensive range of Internet, e-commerce, and fulfillment services to businesses. The Company's catalog and Internet portfolio of home fashions, apparel and gift brands include DOMESTICATIONS, THE COMPANY STORE, COMPANY KIDS, SILHOUETTES, INTERNATIONAL MALE, SCANDIA DOWN, and GUMP'S BY MAIL. The Company owns GUMP'S, a retail store based in San Francisco. Each brand can be accessed on the Internet individually by name. Keystone Internet Services, LLC (www.keystoneinternet.com), the Company's third party fulfillment operation, also provides the logistical, IT and fulfillment needs of the Company's catalogs and web sites. Information on Hanover Direct, including each of its subsidiaries, can be accessed on the Internet at www.hanoverdirect.com.


================================================================================